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                                VOTING AGREEMENT                    EXHIBIT 10.9

         This Voting Agreement (this "AGREEMENT") is made and entered into as of this ____ day of April, 2000, by and among American Bio Medica Corporation, a New York corporation (the "COMPANY"), those certain holders of the Company's common stock and securities convertible into the Company's common stock listed on EXHIBIT A hereto (the "KEY HOLDERS") and Seaside Partners, L.P., a Delaware limited partnership (the "INVESTOR").

                                   WITNESSETH

         Whereas, the Key Holders are the beneficial owners of an aggregate of [ ] shares of the common stock of the Company, $0.01 par value per share (the "COMMON STOCK"), and securities convertible into Common Stock (the "CONVERTIBLE SECURITIES", together with the Common Stock, the "SECURITIES");

         Whereas, the Investor is purchasing Common Stock pursuant to that certain Common Stock Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith (the "FINANCING"); and

         Whereas, the obligations of the Investor under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

         Whereas, in connection with the consummation of the Financing, the Company, the Key Holders and the Investor have agreed to provide for the future voting of the Securities as set forth below.

         Now, therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    AGREEMENT

1.       VOTING.

         1.1 KEY HOLDER SHARES; INVESTOR SHARES.

             (a) The Key Holders each agree to hold all shares of voting capital stock of the Company (including, but not limited to, all shares of Common Stock issued upon conversion of the Convertible Securities) registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Key Holders after the date hereof (collectively, the "KEY HOLDER SHARES") subject to, and to vote the Key Holder Shares in accordance with, the provisions of this Agreement.

             (b) The Investor agrees to hold all shares of voting capital stock of the Company registered in its name or beneficially owned by it as of the date hereof and any and all other securities of the Company legally or beneficially acquired by the Investor after the date


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hereof (collectively, the "INVESTOR SHARES") subject to, and to vote the
Investor Shares in accordance with, the provisions of this Agreement.

         1.2 ELECTION OF DIRECTORS. For so long as the Investor owns at least 469,483 Investor Shares, on all matters relating to the election of directors of the Company, the Key Holders and the Investor agree to vote all Key Holder Shares and Investor Shares held by them (or the holders thereof shall consent pursuant to an action by written consent) so as to elect a member of the Company's Board of Directors pursuant to this SECTION 1.2. At each election of directors in which the holders of any of the Securities are entitled to elect directors of the Company, the Key Holders and the Investor shall vote all of their Key Holder Shares and Investor Shares, as applicable, so as to elect one representative of the Investor (the "INVESTOR NOMINEE"), which individual shall be designated by the Investor, in the Investor's sole discretion, and initially be Denis M. O'Donnell, M.D. The Investor shall designate the Investor Nominee either in a notice to the Company, if the election is to be by written consent, or by an announcement made by any representative of the Investor, if the election is held at a meeting called for such purpose. Any vote taken to remove any director elected pursuant to this SECTION 1.2, or to fill any vacancy created by the resignation or death of a director elected pursuant to this
SECTION 1.2, shall also be subject to the provisions of this SECTION 1.2.

         1.3 SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Key Holder Shares or Investor Shares. The Company shall not permit the transfer of any of the Key Holder Shares or Investor Shares on its books or issue a new certificate representing any of the Key Holder Shares or Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Holder or Investor, as applicable.

         1.4 OTHER RIGHTS. Except as provided by this Agreement, each Key Holder and the Investor shall exercise the full rights of a holder of capital stock of the Company with respect to the Key Holder Shares and the Investor Shares, respectively.

2.       TERMINATION.

         2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

             (a) the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, or a subsequent private financing of at least $5,000,000;

             (b) ten (10) years from the date of this Agreement;

             (c) the date that the Investor no longer owns at least 469,483 Investor Shares; or



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             (d) the date as of which the parties hereto terminate this
Agreement by written consent of the holders of a majority in interest of the Investor Shares and the holders of a majority in interest of the Key Holder Shares.

3.       MISCELLANEOUS.

         3.1 OWNERSHIP. Each Key Holder represents and warrants to the Investor that (a) such Key Holder now owns the Key Holder Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Holder enforceable in accordance with its terms.

         3.2 FURTHER ACTION. If and whenever the Key Holder Shares are sold, the Key Holders or the personal representative of the Key Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Key Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

         3.3 SPECIFIC PERFORMANCE. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         3.4 GOVERNING LAW. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements among its residents and to be performed entirely within its boundaries.

         3.5 AMENDMENT OR WAIVER. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by (i) the Company, (ii) the Investor and (iii) the holders of a majority in interest of the Key Holder Shares. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party. Notwithstanding the foregoing, the consent of a Key Holder to any amendment or waiver which diminishes such Key Holder's rights shall not be required if such person is no longer serving as an employee or director of, or consultant to, the Company.

         3.6 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement,



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and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.7 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

         3.8 ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Key Holder Shares or Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Key Holder Shares or Investor Shares, as the case may be, for purposes of this Agreement.

         3.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

         3.10 WAIVER. No waivers of any breach of this Agreement by any party shall be construed as a waiver of any rights or remedies of any other party or with respect to any subsequent breach.

         3.11 ATTORNEY'S FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         3.12 NOTICES. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         3.13 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.


                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                                COMPANY:


                                                AMERICAN BIO MEDICA CORPORATION


                                                By:
                                                   -----------------------------
                                                   Name: Stan Cipkowski
                                                   Title: President and CEO


                                                INVESTOR:

                                                SEASIDE PARTNERS, L.P.



                                                By:
                                                   -----------------------------
                                                   Name: William J. Ritger
                                                   Title:  Managing Director



KEY HOLDERS:

SEE COUNTERPART SIGNATURE PAGES



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                          Counterpart Signature Page to
                         American Bio Medica Corporation
                                Voting Agreement



KEY HOLDER:


                                   ---------------------------------------------
                                                Authorized Signature


                                   ---------------------------------------------
                                                     Print Name
                                       (exact name as it appears on Security)



                                   ADDRESS:
                                           -------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   TELECOPIER:
                                              ----------------------------------




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                                    EXHIBIT A

                               LIST OF KEY HOLDERS




         Stan Cipkowski                               2,372,750 Common Shares
         President & CEO

         Edmund Jaskiewicz                            2,007,655 Common Shares
         Secretary

         Jay Bendis                                     555,999 Common Shares
         Vice President Sales & Marketing

         Douglas Casterlin                              112,500 Common Shares
         Vice President Operations


                Total Voted Shares                    5,048,904 Common Shares